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                                                                   EXHIBIT 10.49


                       NONQUALIFIED STOCK OPTION AGREEMENT

               THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is entered into as of October 26, 1998, by and between NORCAL WASTE SYSTEMS, INC., a California corporation (the "Company"), and ROBERT J. COYLE ("Optionee"). The parties agree as follows:

               1. Grant of Option. Pursuant to the Company's 1996 Employee Stock Incentive Plan (the "Plan"), the Company will grant to Optionee the following nonqualified stock options (collectively the "Options") to acquire shares of the Company's common stock (collectively, the "Shares"):

                      (a) On October 26, 1998, the Company will grant to Optionee a nonqualified stock option to acquire 50,000 Shares at a per share exercise price equal to the Fair Market Value of a Share on that date (the "1998 Option"). As long as Optionee remains employed by the Company, the 1998 Option will become exercisable ("Vest") as follows:

                                  Cumulative Percentage           Cumulative Number
           Date                      of Shares Vested             of Shares Vested
          ------                  ---------------------           ----------------
          Before
          9/30/99                           0%                             -0-

          9/30/99                          20%                          10,000

          9/30/00                          40%                          20,000

          9/30/01                          70%                          35,000

          9/30/02                         100%                          50,000

               Additionally, as long as Optionee remains employed by the Company, Optionee may exercise the 1998 Option to purchase all or part of the Shares underlying the 1998 Option that have Vested at any time on or before September 30, 2005.

                      (b) On September 30, 1999, the Company will grant to Optionee a nonqualified stock option to acquire 50,000 Shares at a per share exercise price equal to the Fair Market Value of a Share on that date (the "1999 Option"). As long as Optionee remains employed by the Company, the 1999 Option will Vest as follows:

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
                                  Cumulative Percentage           Cumulative Number
           Date                      of Shares Vested             of Shares Vested
          ------                  ---------------------           ----------------
          Before
          9/30/00                           0%                            -0-

          9/30/00                          20%                         10,000

          9/30/01                          40%                         20,000

          9/30/02                          70%                         35,000

          9/30/03                         100%                         50,000

               Additionally, as long as Optionee remains employed by the Company, Optionee may exercise the 1999 Option to purchase all or part of the Shares underlying the 1999 Option that have Vested at any time on or before September 30, 2006.

                      (c) On September 30, 2000, the Company will grant to Optionee a nonqualified stock option to acquire 50,000 Shares at a per share exercise price equal to the Fair Market Value of a Share on that date (the "2000 Option"). As long as Optionee remains employed by the Company, the 2000 Option will Vest as follows:

                                  Cumulative Percentage           Cumulative Number
           Date                      of Shares Vested             of Shares Vested
          ------                  ---------------------           ----------------
          Before
          9/30/01                           0%                           -0-

          9/30/01                          20%                        10,000

          9/30/02                          40%                        20,000

          9/30/03                          70%                        35,000

          9/30/04                         100%                        50,000

               Additionally, as long as Optionee remains employed by the Company, Optionee may exercise the 2000 Option to purchase all or part of the Shares underlying the 2000 Option that have Vested at any time on or before September 30, 2007.

                      (d) Upon the termination of Optionee's employment with the Company for any reason (whether by reason of death, disability, voluntary resignation, involuntary termination or any other reason), all ungranted Options shall remain ungranted Options and all Unvested Shares will remain be Unvested Shares, no further Shares will be granted or become Vested, and the granted Options, if any, may not be exercised to purchase any Unvested Shares.

               2. Exercise of Option. After Optionee's Termination of Service for any reason, Optionee must exercise the Options, to the extent exercisable, within the time periods


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specified in Section 7(e) of the Plan, pursuant to the procedures set forth in
Section 7(f) of the Plan.

               3. Compliance with Securities Laws. The grant and any subsequent exercise of the Options are subject to compliance with all applicable federal and state securities laws.

               4. Other Terms. The other terms of the Options will be the same as those provided for in the Plan, except that the definition of "Cause" will have the meaning set forth in Paragraph 4.1 of that certain Employment Agreement, dated October 26, 1998, by and between the Company and Optionee (the "Employment Agreement"). The Plan is attached hereto and is incorporated herein by this reference. Optionee has read the Plan and agrees to be bound by its terms. If there is any inconsistency between the terms of this Agreement and the terms of the Employment Agreement, the terms of the Employment Agreement will control.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

NORCAL WASTE SYSTEMS, INC.


By: /s/ Michael J. Sangiacomo            /s/ Robert J. Coyle
    -------------------------------      -----------------------------
        Michael J. Sangiacomo                Robert J. Coyle
        President and CEO

Attachments    (1) Spousal Consent
               (2) 1996 Employee Stock Incentive Plan


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